Press Release

For immediate release	Inquiries:	Jeanne A. Leonard
July 26, 2004		Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES
SECOND QUARTER 2004 RESULTS

Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $.44 per share for the quarter ended June 30, 2004, compared to $.57 per share (diluted) for the quarter ended June 30, 2003. Net income for the second quarter of 2003 included $11.7 million related to gains on property dispositions included in discontinued operations, with no comparable item in the second quarter of this year. For the six month period ending June 30, 2004, net income per common share (diluted) was $.89, compared to $1.10 for the same period in 2003.

Funds from operations available to common shareholders (“FFO”) (diluted) for the second quarter of 2004 was $.82 per share, compared to $.81 per share for the second quarter of 2003. FFO per share for the six month period ended June 30, 2004 was $1.62 per share compared to $1.69 per share for the same period last year. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.

Operating results for the second quarter of 2004 include lease termination fees of $4.4 million.

“Although we are seeing encouraging signs of recovery, our results continue to reflect the facts that this is a very slow upward trend, and real estate is a lagging indicator,” said Bill Hankowsky, chief executive officer. “We are achieving modest gains in occupancy, but these gains continue to be offset by rent roll-downs, a condition we expect to continue at least for the rest of the year.”

Real Estate Investments

Development: During the second quarter, Liberty brought into service three development properties totaling 142,000 square feet. The properties were 98 percent leased as of June 30, 2004, and were producing a return of 11.5 percent on the company’s investment of $17.3 million.

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LRY Second Quarter Results

During the quarter, Liberty commenced development of eight development projects representing a total investment of $36.4 million. The projects include a 60,000 square foot flex building for Clinton Harley Corporation in Orlando, Florida; a 50,000 square foot office building in Mt. Laurel, New Jersey for Marlin Leasing; a 17,560 square foot office building in Horsham, Pennsylvania for NCO Group, Inc.; a 64,800 square foot distribution facility in Houston, Texas for TJX Companies; two flex buildings totaling 118,200 square feet in Tampa, Florida; a 104,000 square foot distribution building in High Point, North Carolina; and a 25,000 square foot office building in Mt. Laurel, New Jersey. As of quarter end, Liberty had 1.8 million square feet under development, representing a total investment of $147.2 million. These properties were 55.1 percent leased at June 30, 2004.

Acquisitions: During the second quarter, Liberty acquired two vacant properties in Odenton, Maryland for $23.2 million. The projected stabilized yield upon leasing of these properties is 9.0 percent.

Portfolio Performance

Leasing: At June 30, 2004, Liberty’s in-service portfolio of 58 million square feet was 91.2 percent occupied. During the quarter, Liberty completed lease transactions totaling 3.1 million square feet of space.

Same Store Performance: Property level operating income for same store properties decreased by 1.9 percent on a cash basis and on a straight line basis for the second quarter of 2004 compared to the same quarter in 2003. For the six month period ended June 30, 2004, property level operating income decreased by 0.8 percent on a cash basis and by 1.1 percent on a straight line basis, compared to the first six months of 2003.

Subsequent Events

On July 5, the Pennsylvania legislature took steps toward enacting legislation that may impact Liberty’s proposed 1.3 million square foot office development, One Pennsylvania Plaza in Philadelphia. A bill was pending in the Pennsylvania Senate that would have designated the One Pennsylvania Plaza site a “Keystone Opportunity Improvement Zone.” Such a designation confers certain tax advantages to eligible companies leasing space in the property. The Senate instead passed a revised bill creating a First Class Cities Economic Development District, which contains modifications to the KOIZ program with limitations on the benefits and eligibility. In order to be enacted, this revised bill must also be passed by the Pennsylvania House of Representatives, which reconvenes in September. Liberty and the project’s prospective lead tenant, Comcast Corporation, are currently reviewing the bill, the resultant timing impact and other factors to determine the project’s structure and feasibility.

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LRY Second Quarter Results

Earnings Guidance

Liberty expects to report funds from operations for 2004 in the range of $3.20-$3.30, narrowing the previous FFO guidance range of $3.20-$3.35. A reconciliation of FFO to GAAP net income for this range is below:

	2004 Range
	Low	High
Projected net income per share	$1.68	$1.78
Depreciation and amortization	1.59	1.59
Minority interest share of addbacks	(.07)	(.07)

Projected funds from operations per share	$3.20	$3.30

About the Company

Liberty Property Trust (NYSE:LRY) is a leading real estate company dedicated to enhancing people’s lives through extraordinary work environments. Liberty’s 58 million square foot portfolio of office and industrial properties offers exceptional locations, flexible design, thoughtful amenities, superior service, and state-of-the-art technology to the company’s 2,000 tenants. Liberty increases the value of this portfolio through expert property management, marketing and development.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.

Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 27, 2004, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 8482141. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.

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LRY Second Quarter Results

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust
Balance Sheet
June 30, 2004
(In thousands, except share amounts)

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets
Real estate:
Land and land improvements	$579,501	$564,332
Building and improvements	3,437,986	3,363,608
Less: accumulated depreciation	(642,051)	(586,736)

Operating real estate	3,375,436	3,341,204
Development in progress	87,079	56,869
Land held for development	166,888	162,483

Net real estate	3,629,403	3,560,556
Cash and cash equivalents	39,284	21,809
Restricted cash	23,164	15,292
Accounts receivable	12,029	10,896
Deferred rent receivable	63,270	58,015
Deferred financing and leasing costs, net of accumulated amortization (2004, $100,676; 2003, $89,650)	98,187	98,506
Investment in unconsolidated joint ventures	20,092	19,631
Prepaid expenses and other assets	51,221	49,303

Total assets	$3,936,650	$3,834,008

Liabilities
Mortgage loans	$373,995	$363,866
Unsecured notes	1,355,000	1,355,000
Credit facility	219,000	167,000
Accounts payable	29,576	14,685
Accrued interest	31,660	31,622
Dividend payable	53,481	52,384
Other liabilities	92,637	96,887

Total liabilities	2,155,349	2,081,444

Minority interest	207,023	207,667
Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 84,812,508 (includes 59,100 in treasury) and 83,071,491 (includes 59,100 in treasury) shares issued and outstanding as of June 30, 2004 and December 31, 2003, respectively	85	83
Additional paid-in capital	1,675,954	1,623,446
Accumulated other comprehensive income	17,896	14,710
Unearned compensation	(7,821)	(3,497)
Distributions in excess of net income	(110,509)	(88,518)
Common shares in treasury, at cost, 59,100 shares as of June 30, 2004 and December 31, 2003	(1,327)	(1,327)

Total shareholders’ equity	1,574,278	1,544,897
Total liabilities & shareholders’ equity	$3,936,650	$3,834,008

Liberty Property Trust
Statement of Operations
June 30, 2004
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Operating Revenue
Rental	$119,471	$109,167	$235,549	$221,580
Operating expense reimbursement	43,992	40,565	90,228	84,315
Total operating revenue	163,463	149,732	325,777	305,895

Operating Expenses
Rental property	33,196	28,088	67,957	60,331
Real estate taxes	15,599	15,447	31,445	30,143
General and administrative	8,063	8,362	16,545	14,207
Depreciation and amortization	34,138	31,115	66,902	59,796

Total operating expenses	90,996	83,012	182,849	164,477

Operating Income	72,467	66,720	142,928	141,418
Other Income/Expense
Interest and other	536	2,280	3,133	4,189
Interest	(30,438)	(31,021)	(61,137)	(61,508)

Total other income/expense	(29,902)	(28,741)	(58,004)	(57,319)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	42,565	37,979	84,924	84,099
(Loss) gain on property dispositions	(78)	—	(408)	598
Income taxes	(458)	(478)	(847)	(1,061)
Minority interest	(4,548)	(4,670)	(9,127)	(10,254)
Equity in earnings of unconsolidated joint ventures	(125)	473	(530)	915

Income from continuing operations	37,356	33,304	74,012	74,297
Discontinued operations net of minority interest (including net gain on property dispositions of $290 and $762 for the quarters ended December 31, 2003 and dispositions of $0 and $11,093 for the quarters ended June 30, 2004 and 2003 and $2,097 and $11,256 for the six month periods ended June 30, 2004 and 2003)	—	11,725	2,015	12,319

Net Income	$37,356	$45,029	$76,027	$86,616

Total basic income per common share	$0.44	$0.58	$0.91	$1.12

Total diluted income per common share	$0.44	$0.57	$0.89	$1.10

Weighted average shares
Basic	84,411	78,030	83,947	77,425

Diluted	85,805	79,282	85,454	78,576

Liberty Property Trust
Statement of Funds From Operations
June 30, 2004
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Six Months Ended
	June 30, 2004		June 30, 2003		June 30, 2004		June 30, 2003
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$37,356	$0.44	$45,029	$0.58	76,027	$0.91	86,616	$1.12

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	558		161		1,444		327
Depreciation and amortization	33,474		30,783		65,486		59,246
Loss (gain) on property dispositions	78		(11,093)		(1,689)		(11,271)
Minority interest share in addback for depreciation and amortization, and gain on property dispositions	(1,416)		(891)		(2,727)		(2,177)

Funds from operations available to common shareholders — basic	$70,050	$0.83	$63,989	$0.82	$138,541	$1.65	$132,741	$1.71

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$37,356	$0.44	$45,029	$0.57	76,027	$0.89	86,616	$1.10

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	558		161		1,444		327
Depreciation and amortization	33,474		30,783		65,486		59,246
Loss (gain) on property dispositions	78		(11,093)		(1,689)		(11,271)
Minority interest excluding preferred share distributions	1,610		2,117		3,304		4,110

Funds from operations available to common shareholders — diluted	$73,076	$0.82	$66,997	$0.81	$144,572	$1.62	$139,028	$1.69

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	84,411		78,030		83,947		77,425
Dilutive shares for long term compensation plans	1,394		1,252		1,508		1,151

Diluted shares for net income calculations	85,805		79,282		85,455		78,576
Weighted average common units	3,671		3,665		3,684		3,688

Diluted shares for funds from operations calculations	89,476		82,947		89,139		82,264

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.